                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 10, 2005, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the
Annual Report of the Healthcare Services Group, Inc. on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Registration
Statement. We consent to the incorporation by reference in the Registration
Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Edison, New Jersey
August 15, 2005